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                                                               EXHIBIT 10.21.1

                                PROMISSORY NOTE



                                                                  Snyder, Texas
US $400,000                                                  December ___, 1996



                 FOR VALUE RECEIVED, PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), promises to pay to the order of Welch & Howell Drilling, Inc., a California corporation (the "Noteholder"), the principal sum of Four Hundred Thousand Dollars ($400,000). Principal shall be paid in six (6) equal monthly installments of Sixty-Six Thousand Six Hundred and Sixty-Six Dollars ($66,666) each, beginning January 1, 1997, and ending on June 1, 1997, at which time the entire principal amount outstanding, if not sooner paid, shall be due and payable. Principal shall be payable at P.O. Box 1851, El Centro, California 92244, or such other place as the Noteholder may designate.

                 If any installment of principal under this Note is not paid within ten (10) days of the date the Noteholder provides PDC written notice of a default in the payment of such installment, the entire principal amount outstanding thereon shall at once become due and payable without additional notice to PDC at the option of the Noteholder. The Noteholder may exercise this option to accelerate during any default by PDC regardless of any prior forbearance. If suit is brought to collect this Note, the Noteholder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney fees.

                 Presentment, notice of dishonor, and protest are hereby waived by PDC.

                 Any notice to PDC provided for in this Note shall be given by delivering such notice by certified mail addressed to PDC at 4510 Lamesa Highway, Snyder, Texas 75549, or to such other address as PDC may designate by notice to the Noteholder. Any notice to the Noteholder shall be given by mailing such notice by certified mail, return receipt requested, to the Noteholder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to PDC.

                 Neither this Note nor any right or interest of the Noteholder hereunder may be transferred or assigned by the Noteholder to any other party without the prior written consent of PDC.
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                 The Note is made in the State of Texas and shall be governed by and interpreted in accordance with the internal laws of the State of Texas without regard to its conflicts of law provisions or interpretations.

                                                  PDC:

                                                  PATTERSON DRILLING COMPANY



                                                  By: /s/ CLOYCE A. TALBOTT
                                                      -------------------------
                                                      Cloyce A. Talbott
                                                      Chief Executive Officer





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